SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 10, 2005

CUTTER & BUCK INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	0-26608	91-1474587
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

701 N. 34TH STREET, SUITE 400, SEATTLE, WASHINGTON 98103

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE  (206) 622-4191

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On March 10, 2005, we entered into a credit agreement with Wells Fargo HSBC Trade Bank, N.A., as collateral agent and lender for a $35 million line of credit, replacing our previous line of credit with Wells Fargo Bank, N.A as agent and Wells Fargo Century, an affiliate of Wells Fargo.  Advances on the line are to be used for general corporate purposes. Interest on advances is charged at either the LIBOR rate plus 1.50% or the Wells Fargo Bank Prime Rate minus 1%, each as defined in the credit agreement, at the borrower’s election. The line of credit expires on March 31, 2008, and may be renewed annually thereafter or terminated under the terms of the agreement. The line is collateralized by a security interest in our accounts receivable, inventory, furniture and equipment, contract rights and general intangibles. The credit agreement contains certain restrictive covenants covering debt to equity ratio, quick ratio and profitability. We are currently in compliance with these covenants.  A copy of the credit agreement is attached hereto as Exhibit 10.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS

10.1         Credit Agreement dated March 10, 2005 between Cutter & Buck Inc. and Wells Fargo HSBC Trade Bank, N.A..

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTTER & BUCK INC.

By:	/s/ John T. Wyatt
John T. Wyatt
President and Chief Executive Officer

Dated: March 16, 2005